Exhibit 3.02

EASTMAN CHEMICAL COMPANY BYLAWS

SECTION I

Capital Stock

Section 1.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, or the Vice Chairman or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares in the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 1.2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

Section 1.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

Section 1.4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

Section 1.5. Transfer Agents; Registrars; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

Section 1.6. Record Date. The Board of Directors may fix in advance a future date, not exceeding 60 days (nor, in the case of a stockholders' meeting, less than ten days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION II

Meetings of Stockholders

Section 2.1. Annual. The annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held on the first Thursday in May, unless otherwise specified by resolution adopted by the Board of Directors, and at the time and place, within or without the State of Delaware, as determined by the Board of Directors.

Section 2.2. Special. (a) Special meetings of stockholders for any purpose or purposes may be called only by the Board of Directors, (i) pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office, or (ii) upon the written request of the holders of at least twenty-five percent of the outstanding voting stock of the Corporation (a “Request”) in accordance with the requirements set forth in Section 2.2(b) hereof.

(b) Any Request shall set forth with particularity (i) the names and business addresses of the stockholder or stockholders requesting the meeting (each a “Meeting Proponent”) and all Persons (as such term is defined in Article V of the Certificate of Incorporation) acting in concert with any Meeting Proponent; (ii) the name and address of each Meeting Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by each Meeting Proponent and the Persons identified in clause (i); (iv) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Bylaws or the Certificate of Incorporation, the language of the proposed amendment); and (v) all arrangements or understandings between each Meeting Proponent and any other Persons, including their names, in connection with the proposed business of the special meeting and any material interest of each Meeting Proponent in such business. Except as permitted in Section 2.2(c), the only business that may be conducted at the special meeting shall be the business proposed in the Request. The Request shall be delivered personally or sent by registered mail to the Secretary of the Corporation at its principal executive offices. If the Board of Directors determines that the Request complies with the Certificate of Incorporation and the provisions of these Bylaws and that the proposal to be considered or business to be conducted is a proper subject for stockholder action under applicable law, the Board of Directors shall call and send notice of a special meeting for the purpose set forth in the Request in accordance with Section 2.3 of these Bylaws. The Board of Directors shall determine the date for such special meeting, which date shall be not later than 90 days following the Corporation’s receipt of the Request, and the record date(s) for stockholders entitled to notice of and to vote at such special meeting.

(c) Special meetings may be held at any place, within or without the State of Delaware, as determined by the Board of Directors. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the special meeting, shall be the matter or matters described in the notice of the meeting.

Section 2.3. Notice. Notice of each meeting of stockholders, shall be made in writing, or electronically to such stockholders as have consented to the receipt of such notice by electronic means, or by any such other means permitted by the Delaware General Corporation Law. Such notice shall state the date, time, place and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant Secretary not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting.

Section 2.4. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be available for examination of any stockholder, for any purpose germane to the meeting, either on a reasonably accessible electronic network or, during normal business hours, at the Corporation’s principal place of business, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting. In the event that such list is to be made available on an electronic network, the notice of meeting given under Section 2.3 hereof shall provide the information required to gain access to such list.

Section 2.5. Quorum. The holders of shares of stock entitled to cast a majority of the votes on the matters at issue at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law. In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.6. Organization and Procedure. (a) The Chairman of the Board, the Chief Executive Officer, or such other officer of the Corporation designated by a majority of the directors that the Corporation would have if there were no vacancies on the Board of Directors (the “Whole Board”), will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined prior to the meeting by a majority of the Whole Board, the presiding officer of the meeting of the stockholders will have the right and the authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including, without limitation, restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business or proposals not properly submitted, limiting the time allowed for discussion of the business of the meeting, restricting the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend the meeting, and ascertaining whether any stockholder or proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that the stockholder or proxy holder is unduly disruptive or is likely to disrupt the meeting. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.
(b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with these bylaws, (ii) brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with these bylaws.
(c) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with these bylaws or (ii) brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board. The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare at the meeting and any such business will not be conducted or considered.
Section 2.7. Stockholder Nominations and Proposals. (a) No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Article V of the Certificate of Incorporation) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

(b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make recommendations, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.7 (a “Stockholder Nomination”) and the procedures set forth in Section 2.8, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.7 or the procedures set forth in Section 2.8. Nominations by stockholders under this Section 2.7 shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships currently held, or held within the preceding five years, by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last ten years, such nominee has been subject to any event specified in Item 401(f) of Regulation S-K of the Securities Exchange Act of 1934 or any successor provision which may be material to an evaluation of the ability or integrity of the nominee; (F) whether the nominee is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”); and (G) all information relevant to a determination of the nominee's status as to "independence," including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation's equity securities are then listed or quoted) and the Corporation's Corporate Governance Guidelines, in each case as in effect at the time of such Stockholder Nomination; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the Corporation's books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such Person. The Nomination Notice shall include (1) a written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, (2) a written representation (in a form deemed satisfactory by the Secretary) that the nominee has read and agrees, if elected to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors, (3) a written representation and agreement (in the form provided by the Secretary upon written request) signed by the nominee that the nominee is not and will not become a party to any Third-Party Compensation Arrangement or any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) In the case of an annual meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no earlier than 150 days and not later than 120 days prior to the date on which the notice of the immediately preceding year's annual meeting of stockholders was first sent to the stockholders of the Corporation, provided that in the event that the date of such annual meeting is more than 30 days before or 70 days after its anniversary date, the Nomination Notice and Stockholder Proposals must be so delivered not later than the later of (i) 120 days prior to such annual meeting or (ii) 10 days following the day on which a public announcement of the annual meeting date is first made. In the case of a special meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given.

Section 2.8. Inclusion of Director Nominations by Stockholders in the Corporation’s Proxy Materials.

(a) Subject to the terms and conditions set forth in these Bylaws (including the provisions of Section 2.7 concerning Stockholder Nominations), the Corporation shall include in its proxy statement and form of proxy (hereinafter, the “proxy materials”) for an annual meeting of stockholders for the election of directors, in addition to the persons selected and recommended for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Proxy Access Stockholder Nominee”) to the Board of Directors by one or more Stockholders that satisfies the notice, ownership and other requirements of this Section 2.8 (such person or group who nominates a Proxy Access Stockholder Nominee, the “Eligible Stockholder”).

(b) To nominate a Proxy Access Stockholder Nominee, the Eligible Stockholder must provide a written notice that expressly elects to have its Proxy Access Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.8 (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive office of the Corporation during the period for delivery of Nomination Notices and Stockholder Proposals described in Section 2.7(c) of these Bylaws (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In addition to other requirements set forth in this Section 2.8, the Notice of Proxy Access Nomination must include the name and address of the Eligible Stockholder (including each stockholder and beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder).

(c) For purposes of this Section 2.8, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Proxy Access Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy materials by the regulations promulgated under the Securities Exchange Act of 1934; and (ii) if the Eligible Stockholder so elects, a Statement (defined below). Nothing in this Section 2.8 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Proxy Access Stockholder Nominee.

(d) The maximum number of Proxy Access Stockholder Nominees (including Proxy Access Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.8 but either are subsequently withdrawn or that the Board of Directors decides to select and recommend as Board of Director nominees under Section 2.7 of these Bylaws) that may appear in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below 20% (the “Permitted Number”) but not less than one; provided, however, that the Permitted Number shall be reduced by the number of such director candidates for which the Corporation shall have received one or more valid notices that a stockholder (other than an Eligible Stockholder) intends to nominate director candidates at such applicable annual meeting of stockholders pursuant to Section 2.7 of these Bylaws; provided, further, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors reduces the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.8 exceeds the Permitted Number, each Eligible Stockholder will select one Proxy Access Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, with preference provided based on the number (largest to smallest) of shares owned by each Eligible Stockholder pursuant to this Section 2.8. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e) An Eligible Stockholder is one or more stockholders who owns and has owned, or are acting on behalf of one or more beneficial owners who own and have owned (as defined below), for at least three years as of the date the Notice of Proxy Access Nomination is received by the Corporation, shares representing at least 3% of the voting power entitled to vote generally in the election of directors (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more funds that are (i) under common management and investment control or (ii) under common management and funded primarily by a single employer (such funds together under each of (i) or (ii) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 2.8(e), and treated as one person for the purpose of determining ownership in Section 2.8(f), provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2.8. No stockholder or beneficial holder may be a member of more than one group constituting an Eligible Stockholder under this Section 2.8.

(f) For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) that a person has sold in any transaction that has not been settled or closed, (B) that a person has borrowed or purchased pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by a person, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of any such shares, or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period in which shares have been loaned if the person claiming ownership has the power to recall such loaned shares on three business days’ notice and the person recalls the loaned shares within three business days of being notified that its Proxy Access Stockholder Nominee will be included in the Corporation’s proxy materials for the applicable annual meeting, and the person holds the recalled shares through such annual meeting. Ownership of shares shall be deemed to continue during any period in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. For purposes of this Section 2.8, the determination of the extent of “ownership” of shares shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 2.8.

(g) No later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) must provide the following information in writing to the Secretary: (i) all of the information required pursuant to Section 2.7(b) as if the Notice of Proxy Access Nomination was a Nomination Notice; (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of the date the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five business days after the record date for the applicable annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (iii) the written consent of each Proxy Access Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected; and (iv) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Securities Exchange Act of 1934. In addition, no later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and beneficial owner whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder) must provide to the Secretary a signed and written (i) representation of the Eligible Stockholder that such Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) intends to maintain qualifying ownership of the Required Shares through the date of the applicable annual meeting of stockholders, (C) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Proxy Access Stockholder Nominee, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934 in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder Nominee(s) or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the applicable annual meeting of stockholders other than the form distributed by the Corporation, and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.8; (ii) in the case of a nomination by a group of stockholders that together constitutes an Eligible Stockholder, designation by all such group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (iii) undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Stockholder Nominee pursuant to this Section 2.8, and (C) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Securities Exchange Act of 1934 or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Securities Exchange Act of 1934. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds comprising the Qualifying Fund are either (i) under common management and investment control or (ii) under common management and funded primarily by a single employer.

(h) The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 2.8 is provided, a written statement for inclusion in the Corporation’s proxy materials for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Proxy Access Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.8, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(i) No later than the Final Proxy Access Nomination Date, each Proxy Access Stockholder Nominee must: (i) provide to the Secretary all of the consents, representations, and agreements required pursuant to Section 2.7(b) as if the Proxy Access Stockholder Nominee was a nominee; (ii) submit to the Secretary all completed and signed questionnaires required of the Corporation’s directors and nominees for election to the Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and (iii) provide to the Secretary within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (A) such Proxy Access Stockholder Nominee’s status as to “independence”, including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation’s equity securities are listed), any applicable rules of the Securities and Exchange Commission and the Corporation’s Corporate Governance Guidelines, (B) if such Proxy Access Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and (C) if such Proxy Access Stockholder Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K of the Securities Exchange Act of 1934 or any successor provision. In the event that any information or communications provided by the Eligible Stockholder or the Proxy Access Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.

(j) Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Proxy Access Stockholder Nominee’s election, will be ineligible to be a Proxy Access Stockholder Nominee pursuant to this Section 2.8 for the next two annual meetings of stockholders. Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.8 or any other provision of the Corporation’s Bylaws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the applicable annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders and may not be substituted by the Eligible Stockholder that nominated such Proxy Access Stockholder Nominee. Any Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) whose Proxy Access Stockholder Nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Proxy Access Stockholder Nominee for the following two (2) annual meetings of stockholders other than the nomination of such previously elected Proxy Access Stockholder Nominee.

(k) The Corporation shall not be required to include, pursuant to this Section 2.8, a Proxy Access Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Proxy Access Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (i) if the Proxy Access Stockholder Nominee or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who has nominated such Proxy Access Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934 in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder Nominee(s) or a nominee of the Board of Directors; (ii) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934 in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors; (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (iv) who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, is not a “non-employee director” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule), is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation; (vi) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vii) whose then-current or within the preceding ten years’ business or personal interests place such Proxy Access Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Proxy Access Stockholder Nominee to violate any fiduciary duties of directors established pursuant to the Delaware General Corporation Law, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors; (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; (ix) if such Proxy Access Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof; (x) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) and the Proxy Access Stockholder Nominee do not appear at the applicable annual meeting of stockholders to present the Proxy Access Stockholder Nominee for election; (xi) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Proxy Access Stockholder Nominee otherwise breaches or fails to comply with or the Board of Directors determines it has breached its representations or obligations pursuant to these Bylaws, including, without limitation, this Section 2.8; (xii) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting; or (xiii) upon a determination of by the Board of Directors or any committee thereof that (A) the information provided pursuant to this Section 2.8 to the Corporation by such individual or by the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (B) such individual, or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 2.8. For the purpose of this paragraph, clauses (iii) through (xiii) will result in the exclusion from the proxy materials pursuant to this Section 2.8 of the specific Proxy Access Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Proxy Access Stockholder Nominee; however, clauses (i) and (ii) will result in the exclusion from the proxy materials pursuant to this Section 2.8 of all Proxy Access Stockholder Nominees from the applicable annual meeting of Stockholders, or, if the proxy statement already has been filed, the ineligibility of all Proxy Access Stockholder Nominees.

Section 2.9. Voting. Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the Delaware General Corporation Law, each stockholder shall be entitled to one vote, in person or by proxy, for each share held of record by such stockholder who is entitled to vote generally in the election of directors. Each stockholder voting by proxy shall grant such authority in writing, by electronic or telephonic transmission or communication, or by any such other means permitted by the Delaware General Corporation Law. All questions, including elections for the Board of Directors, shall be decided by a majority of the votes cast, except as otherwise required by the Delaware General Corporation Law or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director's election, or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale for the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting of stockholders at which such director’s term expires and until his or her successor is duly elected, or his or her earlier resignation and removal. If a director's resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the Delaware General Corporation Law and the Certificate of Incorporation and these Bylaws of the Company.

Section 2.10. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.

SECTION III

Board of Directors

Section 3.1. Number and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  The number of directors constituting the Board of Directors shall be as authorized from time to time exclusively by a vote of a majority of the members of the Board of Directors then in office. A person who is not serving as a director shall not be eligible for nomination, appointment, or election if such person has or will have reached age 75 on the date of his or her appointment or election, and any director reaching the age of 75 during any term of office shall continue to be qualified to serve as a director only until the next annual meeting of stockholders following his or her 75th birthday.

Section 3.2. Resignation. A director may resign at any time by giving notice, in writing, by electronic transmission or by any other means permitted by the Delaware General Corporation Law, to the Chairman of the Board or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held without further notice at such time as shall from time to time be determined by the Board of Directors. Unless otherwise determined by the Board of Directors, the locations of the regular meetings of the Board of Directors shall be in Kingsport, Tennessee. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

Section 3.4. Special Meetings. Special meetings of the full Board of Directors may be called by the Chairman of the Board, the Lead Director, or the Vice Chairman. Special meetings of the non-employee, independent directors may be called by the Lead Director. Special meetings of the Board of Directors or of the non-employee, independent directors also may be called at the request in writing of one-third of the members of the Board of Directors then in office.

Section 3.5. Notice of Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director, as applicable, at his designated address at least 24 hours before the meeting; provided, however, that if less than five days' notice is provided and one third of the members of the Board of Directors then in office, or one-third of the number of non-employee, independent directors (in the case of a meeting of such directors) object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Section 3.5. The notice of the special meeting shall state the general purpose of the meeting, with no other routine business conducted at the special meeting without such matter being stated in the notice.

Section 3.6. Place of Meetings. The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware.

Section 3.7. Telephonic Meeting and Participation. Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.8 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the full Board of Directors, the non-employee, independent directors, or of any committee thereof, may be taken without a meeting if all members of the Board, the non-employee, independent directors, or of such committee, as the case may be, consent thereto in writing, by electronic transmission, or by any other means permitted by the Delaware General Corporation Law, and the writing or writings or, if the consent action is taken by electronic transmission, paper reproductions of such electronic transmissions, are filed with the minutes of proceedings of the Board or committee.

Section 3.9. Quorum and Adjournment. A majority of the directors then holding office, or a majority of non-employee, independent directors then in office, for purposes of a meeting of such directors, shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, or of the non-employee, independent directors, as the case may be. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors, or of the non-employee, independent directors, as the case may be (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 hereof.

Section 3.10. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the Lead Director or the Vice Chairman, or in the absence of the Lead Director or Vice Chairman, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

Section 3.11. Compensation of Directors. Directors shall receive such compensation for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor.

Section 3.12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

SECTION IV

Chairman, Lead Director, and Committees of the Board of Directors

Section 4.1. Chairman. The Board of Directors shall, by resolution passed by a majority of the members of the Board of Directors, designate a member of the Board of Directors to serve as Chairman. The Chairman of the Board may also be the Chief Executive Officer, or other officer of the Corporation, and shall have such powers and perform such duties as may be provided for herein, and as may be incident to the office and as may be assigned by the Board of Directors.

Section 4.2. Lead Director. If the Chairman is the Chief Executive Officer or other officer or employee of the Corporation or is not an independent (as determined by the Board of Directors) director, the non-employee, independent directors, by resolution passed by a majority of the non-employee, independent members of the Board of Directors, shall designate a non-employee, independent member of the Board of Directors to serve as Lead Director. The Lead Director shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the non-employee, independent members of Board of Directors.

Section 4.3. Committees. The Board of Directors shall, by resolutions passed by a majority of the members of the Board of Directors, designate members of the Board of Directors to constitute committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

SECTION V

Officers

Section 5.1. Designation. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a Chief Accounting Officer (or, if there is no Chief Accounting Officer, a Controller), and a Secretary, and such other officers as the Board of Directors may elect or appoint, or provide for the appointment of, as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same persons.

Section 5.2. Election Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Subject to Section 5.3 and Section 5.4 hereof, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is chosen and qualified.

Section 5.3. Resignation. Any officer may resign at any time by giving written notice to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 5.4. Removal. Any officer may be removed at any time with or without cause by affirmative vote of a majority of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer or the Chief Executive Officer.

Section 5.5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

Section 5.6. Chief Executive Officer. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors.

Section 5.7. Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity, and assist the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs, and shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors.

Section 5.8. Treasurer. The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

Section 5.9. Chief Accounting Officer and Controller. The Chief Accounting Officer (or the Controller, if there is no Chief Accounting Officer) shall serve as principal accounting officer of the Corporation, having the custody and operation of the accounting books and records of the Corporation (with the Controller, if there is a separate Controller), and shall perform all acts incident to the position of Controller, subject to the control of the Board of Directors.

Section 5.10. Secretary. The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary (or any Assistant Secretary) is authorized to certify copies of extracts from minutes and of documents in the Secretary’s charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

Section 5.11. Compensation of Officers. The officers of the Corporation shall receive such compensation for their services as the Board of Directors or the appropriate committee thereof may determine. The Board of Directors may delegate its authority to determine compensation (other than that of the Chief Executive Officer) to designated officers of the Corporation.

Section 5.12. Execution of Instruments. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer or other officers or employees or agents, in any such case as the Board of Directors may direct or authorize.

Section 5.13. Mechanical Endorsements. The Chief Executive Officer, the Secretary, or other authorized officers may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

SECTION VI

Indemnification

Section 6.1. Indemnification Provisions in Certificate of Incorporation. The provisions of this Section VI are intended to supplement Article VII of the Certificate of Incorporation pursuant to Sections 7.2 and 7.3 thereof. To the extent that this Section VI contains any provisions inconsistent with said Article VII, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VII shall have the same meaning in this Section VI.

Section 6.2. Indemnification of Employees. The Corporation shall indemnify and advance expenses to its employees to the same extent as to its directors and officers, as set forth in the Certificate of Incorporation and in this Section VI of the Bylaws of the Corporation.

Section 6.3. Undertakings for Advances of Expenses. If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VII of the Certificate of Incorporation or otherwise.

Section 6.4. Claims for Indemnification. If a claim for indemnification under Section 7.1 of the Certificate of Incorporation is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VII of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.

Section 6.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.6. Severability. In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

SECTION VII

Miscellaneous

Section 7.1. Seal. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall be in charge of the seal and may authorize one or more duplicate seals to be kept and used by any other officer or person.

Section 7.2. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.3. Voting of Stock Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

SECTION VIII

Amendment of Bylaws

Section 8.1. Power to Amend. Except as otherwise provided by law or by the certificate of incorporation or these bylaws, these bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, subject to these bylaws, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described in reasonable detail in the notice of such meeting, or (ii) at any meeting of the Board of Directors, provided in all events that no amendment to any by-law that conflicts or varies with, or frustrates the purposes or effect of, any provision of the certificate of incorporation or other provisions of these bylaws may be adopted (including, without limitation, any bylaw the purpose or effect of which is to require approvals of matters by supermajority vote of the Board of Directors or a committee) without amendment of such provision of the certificate of incorporation or other provision of the bylaws in accordance with applicable law and, to the extent otherwise applicable, these bylaws.

Section 8.2. Approval of Amendments. Notwithstanding the foregoing and anything contained in these bylaws to the contrary, these bylaws may not be amended, supplemented, or repealed by the stockholders, and no provision inconsistent in intent, operation, or effect therewith may be adopted by the stockholders, without the affirmative vote of the holders of a majority of the votes cast with respect to adoption, supplementing, or repeal of these bylaws.

Amended February 18, 2016

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